Exhibit 4.13
CLASS A WARRANT AGREEMENT
dated as of August 5, 2026
between
UWM Holdings Corporation
and
Equiniti Trust Company, LLC,
as Warrant Agent

TABLE OF CONTENTS
Page
Article 1 Definitions        1
Section 1.1    Certain Definitions    1
Section 1.2    Rules of Construction    7
Article 2 Warrant Certificates; Issuance, Execution, And Transfer Of Warrants    8
Section 2.1    Issuance of Warrants    8
Section 2.2    Form of Warrant    9
Section 2.3    Execution and Delivery of Warrant Certificates    9
Section 2.4    Global Warrant Certificates    10
Section 2.5    Registration, Transfer, Exchange and Substitution    12
Section 2.6    Cancellation of the Warrants    13
Section 2.7    Reservation of Class A Common Stock    13
Section 2.8    Loss or Mutilation    13
Section 2.9    Restrictions on Transfer    13
Section 2.10    Restrictive Legend    15
Article 3 Exercise And Settlement Of Warrants    15
Section 3.1    Right to Acquire Class A Common Stock Upon Exercise    15
Section 3.2    Exercise of Warrants    15
Section 3.3    Delivery of Class A Common Stock    18
Section 3.4    No Fractional Class A Common Stock to Be Issued    19
Section 3.5    Acquisition of Warrants by Company    20
Section 3.6    Certain Calculations    20
Section 3.7    Charges, Taxes, and Expenses    20
Section 3.8    Cancellation of Warrant Certificates    20
Section 3.9    Withholding and Reporting Requirements    20
Article 4 Adjustments    21
Section 4.1    Adjustments and Other Rights    21
Section 4.2    [Reserved]    21
Section 4.3    [Reserved]    21
Section 4.4    Dividends, Distributions, Stock Splits, Subdivisions, Reclassifications, or Combinations    21
Section 4.5    Other Distributions    22
Section 4.6    Dissolution, Total Liquidation, or Winding Up    22
Section 4.7    Rounding of Calculations; Minimum Adjustments    23
Section 4.8    Timing of Issuance of Additional Class A Common Stock Upon Certain Adjustments    23
Section 4.9    Statement Regarding Adjustments    23
Section 4.10    Notice of Adjustment Event    23
Section 4.11    Proceedings Prior to Any Action Requiring Adjustment    24
Section 4.12    Adjustment Rules    24

Section 4.13    Change of Control    24
Section 4.14    Tax Adjustment    24
Article 5 Other Provisions Relating To Rights Of Warrantholders    25
Section 5.1    No Rights as Stockholders    25
Section 5.2    Modification or Amendment    25
Section 5.3    Rights of Action    26
Section 5.4    Issuance Obligation Remedies    26
Section 5.5    Tax Forms    26
Article 6 Concerning The Warrant Agent And Other Matters    26
Section 6.1    Change of Warrant Agent    26
Section 6.2    Compensation; Further Assurances    28
Section 6.3    Reliance on Counsel    28
Section 6.4    Proof of Actions Taken    28
Section 6.5    Correctness of Statements    28
Section 6.6    Validity of Agreement    28
Section 6.7    Use of Agents    29
Section 6.8    Liability of Warrant Agent    29
Section 6.9    Legal Proceedings    30
Section 6.10    Actions as Agent    30
Section 6.11    Appointment and Acceptance of Agency    31
Section 6.12    Successors and Assigns    31
Section 6.13    Notices    32
Section 6.14    Applicable Law; Jurisdiction.    32
Section 6.15    Waiver of Jury Trial    33
Section 6.16    Specific Performance    33
Section 6.17    Benefit of this Warrant Agreement    33
Section 6.18    Registered Warrantholder    34
Section 6.19    Headings    34
Section 6.20    Counterparts    34
Section 6.21    Entire Agreement    34
Section 6.22    Severability    34
Section 6.23    Confidentiality    34
Section 6.24    Force Majeure    34
Section 6.25    Survival    35
Section 6.26    Representations and Warranties of the Company    35
Section 6.27    Representations and Warranties of the Warrantholders    35
Exhibit A    Form of Warrant Certificate
Exhibit B    Form of Assignment
Exhibit C    Form of Exercise Notice

ii

CLASS A WARRANT AGREEMENT
This Class A Warrant Agreement (as may be supplemented, amended, amended and restated, or otherwise modified pursuant to the applicable provisions hereof, this “Warrant Agreement”), dated as of August 5, 2026, is entered into by and between UWM Holdings Corporation, a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company, as warrant agent (together with its successors appointed pursuant to this Warrant Agreement, the “Warrant Agent”).
WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of August 5, 2026 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Securities Purchase Agreement”), by and among the Company and the investors party thereto, the Company has agreed to issue and sell shares of Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), of the Company and Warrants (as defined below) to purchase shares of Class A Common Stock, and the issuance and delivery of the Warrants to the investors party to the Securities Purchase Agreement on the terms set forth herein is a condition precedent to the closing of the transactions contemplated by the Securities Purchase Agreement;
WHEREAS, the Warrants have been offered and sold in reliance on the exemption from the registration requirements of the Securities Act (as defined below) and any applicable state securities; and
WHEREAS, the Company desires that the Warrant Agent act, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution, and exercise of Warrants as set forth in this Warrant Agreement.
NOW, THEREFORE, in consideration of the mutual agreements contained in this Warrant Agreement, the Company and the Warrant Agent agree as follows.
Article 1
DEFINITIONS
Section 1.1Certain Definitions.
“Affiliate” means, of any specified Person, any other Person, directly or indirectly, Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided that neither the Oaktree Investors nor any of their Affiliates shall be considered Affiliates of the Company for purposes of this definition.
“Agent Members” has the meaning set forth in Section 2.4(b).
“Applicable Procedures” means, with respect to any transfer or exchange of, or exercise of any Warrants evidenced by, any Global Warrant Certificate, the rules and procedures of the Depositary that apply to such transfer, exchange, or exercise.
“Appropriate Officer” has the meaning set forth in Section 2.3(b).
“Attribution Parties has the meaning set forth in Section 3.2(k).
“Beneficial Ownership Limitation has the meaning set forth in Section 3.2(k).
“Board of Directors” means the board of directors of the Company or any duly authorized committee of such board of directors.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to be closed.
“Capital Stock” means, with respect to any Person, all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Capital Stock include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.”
“Certificate of Designation” means the Certificate of Designation of Series A Preferred Stock of the Company.
“Change of Control” has the meaning given to such term in the Certificate of Designation.
“Change of Control Transaction” means a transaction or series of related transactions that results in a Change of Control.
“Chosen Court” has the meaning set forth in Section 6.14(b).
“Class A Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.
“Class A Common Stock Deemed Outstanding” means, at any given time, the sum of (a) the number of shares of Class A Common Stock actually outstanding at such time, plus (b) the number of shares of Class A Common Stock issuable upon exercise of any Warrants or other rights or options to subscribe for or purchase Class A Common Stock and upon conversion or exchange of any Convertible Securities, in each case actually outstanding at such time (treating as actually outstanding any such Warrants, rights, options, or other Convertible Securities issuable upon exercise of other such securities actually outstanding at such time), in each case, regardless of whether such securities are actually exercisable, convertible, or exchangeable at such time; provided that Class A Common Stock Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries.
“Close of Business” means 5:00 p.m., New York City time.
“Closing Date” means the date of this Warrant Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commission” means the U.S. Securities and Exchange Commission.
“Company” has the meaning set forth in the Preamble.
“Company Competitor” has the meaning given to such term in the Investor Rights Agreement.
“Company Order” means a written request or order signed in the name of the Company by an Appropriate Officer and delivered to the Warrant Agent.
“Control” means, with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
“Convertible Security” means any right, option, warrant, or other security or evidence of indebtedness that is convertible into, or exercisable or exchangeable for, any shares of Capital Stock of the Company, including, but not limited to, any common units issued by UWM Holdings, LLC.

“Corporate Agency Office” has the meaning set forth in Section 2.5(a).
“Definitive Warrant Certificate” means a Warrant evidenced by a Warrant Certificate that shall not bear the Global Warrant Legend and shall not have the “Schedule of Decreases and Warrants” attached thereto.
“Depositary” means DTC and its successors as depositary hereunder.
“DTC” means The Depository Trust Company.
“Eligibility Date” means the first date (which date may be on or after the Closing Date) on which the necessary information for crediting the accounts of Warrantholders’ respective Participants has been provided by the Warrantholders to the Company and the Warrants are eligible for clearance and settlement through the facilities of the Depositary in accordance with the Applicable Procedures.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the related rules and regulations promulgated under it.
“Exempt Issuance” means the issuance of (a) options, restricted stock units, or other derivative securities, or Class A Common Stock issuable upon the vesting, exercise, or settlement of any such options, restricted stock units, or other derivative securities, in each case to employees, officers, or directors of the Company or its subsidiaries pursuant to the Company’s 2020 Omnibus Incentive Plan, as approved by the Company’s stockholders, (b) Class A Common Stock upon the conversion or exercise of Convertible Securities outstanding as of the Closing Date and (c) the issuance of Class A Common Stock in the Rights Offering.
“Exercise Date” has the meaning set forth in Section 3.2(e).
“Exercise Notice” means, for any Warrant, an exercise notice substantially in the form set forth in Exhibit C.
“Exercise Price” means $6.00 per Class A Common Stock, subject to adjustment as provided in Article 4.
“Exercising Owner” means any Warrantholder that exercises Warrants pursuant to the terms of this Warrant Agreement.
“Expiration Time” means 5:00 p.m., New York City time, on August 5, 2036 (the tenth anniversary of the Closing Date) or, if not a Business Day, then 5:00 p.m., New York City time, on the next Business Day thereafter.
“Fair Market Value” means, as of a specified date and with regard to any Securities, cash, or other property, the following:
(a)in the case of any Securities listed on the New York Stock Exchange or the Nasdaq Stock Market, the VWAP of a single unit of such Security for the ten Trading Days immediately preceding the specified date (or if such Securities have been listed for less than ten Trading Days, the VWAP for such lesser period of time);
(b)in the case of any Securities listed on a U.S. exchange other than the New York Stock Exchange or the Nasdaq Stock Market, the VWAP of a single unit of such Security in composite trading for the principal U.S. national or regional securities exchange on which such Securities are then listed for the ten Trading Days immediately preceding the specified date (or if such Securities have been listed for less than ten Trading Days, the VWAP for such lesser period of time);
(c)in the case of Securities that are publicly traded, but are not listed on a U.S. exchange, the average of the reported bid and ask prices of a single unit of such Security in the over-

the-counter market on which such Securities are then traded for the ten Trading Days immediately preceding the specified date (or if such Securities have been publicly traded (but not listed) for less than ten Trading Days, the average of the reported bid and ask prices for such lesser period of time); provided that, with respect to the determination of fair market value of the Class A Common Stock pursuant to this clause (c), if the Board of Directors, in its good faith judgment, determines that the volume of Class A Common Stock traded in the over-the-counter market during the ten Trading Day (or lesser) period specified in this clause (c) could be insufficient to allow an accurate calculation of the fair market value of the Class A Common Stock, the Company shall, at its own cost and expense, retain an Independent Appraiser selected by the Board of Directors in its good faith judgment to determine the fair market value of the Class A Common Stock (which fair market value may, for the avoidance of doubt, take into account trading in the over-the-counter market to the extent deemed appropriate by the Independent Appraiser), and the Company shall instruct the Independent Appraiser to make such determination within 30 days, and the determination of the fair market value of the Class A Common Stock by the Independent Appraiser shall be final and binding on all Persons;
(d)in the case of Securities not addressed by clauses (a) through (c) above, the fair market value of such Securities as determined by the Board of Directors in its good faith judgment; provided that, with respect to the determination of the fair market value of the Class A Common Stock pursuant to this clause (d), if the Holder Majority disputes the Board of Directors’ determination of the fair market value of Class A Common Stock by providing written notice to the Company within five Business Days following receipt of notice of such determination by the Board of Directors, the Company shall, at its own cost and expense, retain an Independent Appraiser that is mutually agreeable to the Company and such Warrantholders to determine the fair market value of the Class A Common Stock, and the Company shall instruct the Independent Appraiser to make such determination within 30 days, and the determination of the fair market value of the Class A Common Stock as provided herein by the Independent Appraiser shall be final and binding on all Persons;
(e)in the case of cash, the U.S. dollar equivalent of the amount thereof; and
(f)in the case of other property, as determined by the Board of Directors in its good faith judgment; provided that, with respect to the determination of the fair market value of property pursuant to this clause (f), if the Holder Majority disputes the Board of Directors’ determination of the fair market value of such property by providing written notice to the Company within five Business Days following receipt of notice of such determination by the Board of Directors, the Company shall, at its own cost and expense, retain an Independent Appraiser that is mutually agreeable to the Company and such Warrantholders to determine the fair market value of such property, and the Company shall instruct the Independent Appraiser to make such determination within 30 days, and the determination of the fair market value of the property as provided herein by the Independent Appraiser shall be final and binding on all Persons.
Notwithstanding the foregoing, the value of a Warrant Share in connection with any Change of Control Transaction shall be the value implied by the aggregate consideration to be received in such Change of Control Transaction by the Company and/or its equityholders.
“Funds” has the meaning set forth in Section 3.2(g).
“Global Warrant Certificate” means a Warrant Certificate deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that bears the Global Warrant Legend and that has the “Schedule of Decreases of Warrants” attached thereto.
“Global Warrant Legend” means the legend set forth in Section 2.4(a).

“Governmental Authority” means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Holder Majority” means Warrantholders holding a majority of the then-outstanding Warrants, excluding from the numerator and denominator for such calculation any Warrants beneficially owned by the Permitted Holders.
“Independent Appraiser” means an independent investment banking or financial valuation firm of nationally recognized standing (a) that is experienced in valuations of securities similar to the Class A Common Stock, (b) which does not (and whose directors, executive officers, and Affiliates, to the knowledge of the Company, do not) have a material direct or indirect relationship with the Company or any of the Permitted Holders (other than by virtue of compensation paid for valuation or fairness advice or opinions to the Company or any of the Permitted Holders), and (c) which has not been, within the two years prior to its engagement hereunder, and, at the time it is engaged hereunder, is not (and none of whose directors, executive officers, or Affiliates, to the knowledge of the Company, is), Affiliated with, or engaged to perform services for (other than those contemplated hereunder), or a director or executive officer of, or an underwriter with respect to any of the securities of, the Company (other than by virtue of compensation paid for valuation or fairness advice or opinions to the Company or any of its Affiliates).
“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the related rules and regulations promulgated thereunder.
“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date hereof, by and among the Company and the investors named therein, as may be supplemented, amended, amended and restated, or otherwise modified from time to time.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, judgment, injunction, writ, decree or award of any Governmental Authority.
“Oaktree Investors” has the meaning given to such term in the Certificate of Designation.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Permitted Holders” means any or all of the following: (1) Jeff Ishbia (together with (i) his spouse and children (natural or adopted) and (ii) the estate, heirs, executors, personal representatives, successors or administrators upon or as a result of the death, incapacity or incompetency of such person for purposes of the protection and management of such person’s assets); (2) Mat Ishbia (together with (i) his spouse and children (natural or adopted) and (ii) the estate, heirs, executors, personal representatives, successors or administrators upon or as a result of the death, incapacity or incompetency of such person for purposes of the protection and management of such person’s assets); (3) Justin Ishbia (together with (i) his spouse and children (natural or adopted) and (ii) the estate, heirs, executors, personal representatives, successors or administrators upon or as a result of the death, incapacity or incompetency of such person for purposes of the protection and management of such person’s assets); and (4) any Person both the Capital Stock and the Voting Stock of which are owned 50% by the Persons specified in clauses (1), (2) or (3) or in the case of a trust, the beneficial interests in which are owned 50% by, or the majority of the trustees or investment advisers of which are, Persons specified in clauses (1), (2) or (3).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Record Date” means, with respect to any dividend, distribution, recapitalization, redemption, reclassification, split, reverse split, reorganization, consolidation, merger, or other transaction or event in which the holders of Class A Common Stock have the right to receive any cash, Securities, or other property or in which Class A Common Stock are (or another applicable Security is) exchanged for or converted into, any combination of, cash, Securities, or other property, the date fixed for determination of holders of Class A Common Stock entitled to receive such cash, Securities, or other property or participate in such exchange or conversion (whether such date is fixed by the Board of Directors or by statute, contract, or otherwise).
“Securities” means (a) any Capital Stock, (b) any notes, bonds, debentures, trust receipts, and other obligations, instruments, or evidences of indebtedness, and (c) any other “securities,” as such term is defined or determined under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the related rules and regulations promulgated thereunder.
“Series A Investors” has the meaning given to such term in the Certificate of Designation.
“Successor Company” has the meaning set forth in Section 6.12.
“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the New York Stock Exchange (or any successor entity) from the stockholders of the Company with respect to the issuance of the Warrant Shares to the Permitted Holders upon exercise of this Warrant.
“Stockholder Approval Date” means the date on which Stockholder Approval is received and deemed effective under Delaware law.
“Trading Days” means each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which Securities are not traded on the applicable securities exchange.
“Transfer” or “Transferred” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other transfer or disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law, including to the Company or any of its Subsidiaries, and including by way of a swap or other derivative instrument) of any interest. For the avoidance of doubt, a Transfer of equity interests in any direct or indirect equityholder of any Warrantholder shall be considered a Transfer of Warrants for all purposes of this Agreement.
“Transfer Notice” has the meaning set forth in Section 2.9(c).
“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“VWAP” means, for any Trading Day, the price for Securities determined by the daily volume-weighted average price per unit of such Securities for such Trading Day on the trading market on which such Securities are then listed or quoted, in each case, for the primary trading session on such Trading Day (including any extensions of such regular trading session, without regard to pre-open or after hours trading or any other trading outside of such regular trading session) as reported on the New York Stock Exchange or Nasdaq Stock Market, or if such Securities are not listed or quoted on the New York Stock Exchange or Nasdaq Stock Market, as reported by the principal U.S. national or regional securities exchange on which such Securities are then listed or quoted, whichever is applicable, as published by Bloomberg on such Trading Day.
“Warrant Agent” has the meaning set forth in the Preamble.
“Warrant Agreement” has the meaning set forth in the Preamble.
“Warrant Certificate” means those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit A, except that, in the case of a Definitive Warrant Certificate, such

Warrant Certificate shall not bear the Global Warrant Legend and shall not have a “Schedule of Decreases and Warrants” attached hereto.
“Warrant Register” has the meaning set forth in Section 2.5(b).
“Warrant Share” means each share of Class A Common Stock issuable upon the exercise of any Warrants.
“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.
“Warrants” means the Class A warrants of the Company issued pursuant to this Warrant Agreement with the terms, conditions, and rights set forth in this Warrant Agreement. Each Warrant shall entitle the holder of such Warrant, upon exercise and payment of the applicable Exercise Price as set forth in this Warrant Agreement, to one share of Class A Common Stock, subject to adjustment as provided in this Warrant Agreement.
Section 1.2Rules of Construction. Except as otherwise expressly provided in this Warrant Agreement or unless the context otherwise requires:
(a)the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”;
(b)the word “or” when used in this Warrant Agreement is not exclusive;
(c)the definitions contained in this Warrant Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term;
(d)references to a party or the parties mean the parties to this Warrant Agreement, in each case, unless another agreement is specified;
(e)references to currency, the term “dollars,” and character “$” will be to United States dollars;
(f)unless otherwise expressly indicated, any agreement, instrument, law, or statute defined or referred to in this Warrant Agreement means such agreement, instrument, law, or statute as from time to time amended, restated, modified, or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and any statute defined or referred to in this Warrant Agreement shall include all rules and regulations promulgated under the same;
(g)references to “day” or “days” are to calendar days, and whenever any action must be taken under this Warrant Agreement on or by a day that is not a Business Day, then that action may be validly taken on or by the next day that is a Business Day;
(h)references to a Person are also to its permitted successors and assigns and, in the case of such Persons that are individuals, such individual’s heirs, executors, and administrators;
(i)in the event that any claim is made by any Person relating to any conflict, omission, or ambiguity in this Warrant Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Warrant Agreement was prepared by or at the request of a particular Person or its counsel; and
(j)all references to this Warrant Agreement include, whether or not expressly referenced, the exhibits and schedules attached to this Warrant Agreement.

Article 2
WARRANT CERTIFICATES; ISSUANCE, EXECUTION, AND TRANSFER OF WARRANTS
Section 2.1Issuance of Warrants.
(a)On the Closing Date, the Company shall issue 165,000,000 Warrants (each such Warrant to be subject to adjustment from time to time as described in this Warrant Agreement) in accordance with the terms of this Warrant Agreement. On the Closing Date, the Warrant Agent shall register all such Warrants in the Warrant Register. All such Warrants issued on the Closing Date shall be dated as of the Closing Date and, subject to the terms hereof, shall be the only Warrants issued or outstanding under this Warrant Agreement as of the Closing Date.
(b)Each Warrant Certificate shall evidence the number of Warrants specified in such Warrant Certificate. Each Warrant Certificate shall initially be issued by electronic book-entry registration on the books and records maintained by the Warrant Agent until (i) a Warrantholder requests a physical Warrant Certificate to evidence its corresponding Warrants or (ii) a Global Warrant Certificate is executed by the Company and countersigned by the Warrant Agent and delivered to the Depositary pursuant to Section 2.1(d).
(c)All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to their respective benefits under this Warrant Agreement, without preference, priority, or distinction on account of the actual time of the issuance and authentication thereof or any other terms of such Warrants. Each Warrant shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as such Warrant shall have been duly exercised or shall have expired or been cancelled in accordance with the terms hereof. Each Warrantholder shall be bound by, and be an express third party beneficiary of (entitled to directly enforce), all of the terms and provisions of this Warrant Agreement as fully and effectively as if such Warrantholder had signed this Warrant Agreement.
(d)On the Eligibility Date, one or more Global Warrant Certificates evidencing the Warrants beneficially owned by the Series A Investors shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, register such certificated Warrants in the Warrant Register in substitution for (and upon cancellation of) the corresponding book-entry Warrants issued pursuant to Section 2.1(a) and countersign and deliver such Global Warrant Certificates for issuance to the Depositary, or its custodian, for crediting to the accounts of Participants for the benefit of the Warrantholders, as holders of beneficial interests in the Warrants, on the Eligibility Date, pursuant to the Applicable Procedures of the Depositary; provided that at any time prior to the Eligibility Date, any Warrantholder may elect by written notice to the Company and the Warrant Agent to not have its corresponding book-entry Warrants evidenced (and cancelled) by the issuance of Global Warrant Certificates pursuant to this Section 2.1(d).
Section 2.2Form of Warrant. The Warrant Certificates evidencing the Warrants (a) shall be in registered form only and substantially in the form attached as Exhibit A; (b) shall be dated as of the date on which it is countersigned by the Warrant Agent or issued in book-entry registration on the books and records maintained by the Warrant Agent; (c) shall have such insertions as are appropriate or required or permitted by this Warrant Agreement; (d) may have such letters, numbers, or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed, or engraved on such Warrant Certificates as the Appropriate Officers executing the same may approve (execution by the Appropriate Officers to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Warrant Agreement; (e) shall bear a restrictive legend substantially similar to that set forth in Section 2.10, which legend shall refer to, among other things, the restrictions contained in this Warrant Agreement; and (f) shall otherwise be in such form as shall be required to comply with any Law or with any rule or regulation of any securities exchange on which the Warrants may be listed.
Section 2.3Execution and Delivery of Warrant Certificates.
(a)At any time and from time to time on or after the date of this Warrant Agreement, (i) Warrant Certificates evidencing the Warrants may be executed by the Company and delivered to the

Warrant Agent for countersignature, and upon receipt of a Company Order and at the direction of the Company set forth in such Company Order, the Warrant Agent shall countersign and deliver such Warrant Certificates to or as directed by the Company for original issuance to the respective Persons entitled to such Warrant Certificates or (ii) electronic entry registrations on the books and records maintained by the Warrant Agent evidencing the Warrants shall be delivered by the Warrant Agent upon receipt of a Company Order and at the direction of the Company set forth in such Company Order. The Warrant Agent is authorized to countersign and deliver Warrant Certificates as required by this Section 2.3 or by Section 2.1, Section 2.5, Section 2.8, Section 2.9 or Section 3.2(d) or to provide evidence from time to time to the Warrantholders whose Warrants are held in book-entry form on the books and records maintained by the Warrant Agent, as requested.
(b)To the extent certificated, the Warrant Certificates shall be executed in the name and on behalf of the Company by the Chairperson or any Co-Chairperson of the Board of Directors, the Chief Executive Officer, Chief Financial Officer, any Vice President, Treasurer, or any Assistant Treasurer or any other individual designated as such by the Board of Directors from time to time (each, an “Appropriate Officer”) and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually or by facsimile or electronic signature printed on such Warrant Certificate. The Warrant Certificates shall be countersigned by the Warrant Agent, either manually or by facsimile or electronic signature, and shall not be valid for any purpose unless so countersigned. In case any Appropriate Officer whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery such Warrant Certificates, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be an Appropriate Officer, although at the date of the execution of this Warrant Agreement any such person was not such officer.
Section 2.4Global Warrant Certificates
(a)Any Global Warrant Certificate shall bear the legend substantially in the form set forth in Exhibit A (the “Global Warrant Legend”).
(b)So long as a Global Warrant Certificate is registered in the name of the Depositary or its nominee, Participants (“Agent Members”) shall have no rights under this Warrant Agreement with respect to the Warrants evidenced by such Global Warrant Certificate held on their behalf by the Depositary or its custodian, and the Depositary may be treated by the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent as the absolute owner of such Warrants, and as the sole Warrantholder of such Warrant Certificate, for all purposes. Accordingly, any such Agent Member’s beneficial interest in such Warrants will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility or liability with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent, or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy, or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
(c)Any holder of a beneficial interest in Warrants evidenced by a Global Warrant Certificate registered in the name of the Depositary or its nominee shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in the Warrants evidenced by such Global Warrant Certificate may be effected only through the book-entry system maintained by the Depositary as the Warrantholder of such Global Warrant Certificate (or its agent), and that ownership of a beneficial interest in Warrants evidenced thereby shall be reflected solely in such book-entry form.
(d)Transfers of a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Depositary, its successors, and their respective nominees except as set forth in Section 2.4(e). Interests of beneficial owners in a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be transferred in accordance with this Warrant Agreement (including Sections 2.4(j) and 2.5) and, to the extent not inconsistent with this Warrant Agreement, the Applicable Procedures of the Depositary.
(e)A Global Warrant Certificate registered in the name of the Depositary or its nominee shall be exchanged for Definitive Warrant Certificates only if the Depositary (i) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation in accordance with Section 3.8, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant Certificate, Warrant Certificates issued in book-entry registered form only evidencing, in the aggregate, the number of Warrants theretofore represented by such Global Warrant Certificate with respect to such beneficial owner’s respective beneficial interest. Any Definitive Warrant Certificate delivered in exchange for an interest in a Global Warrant Certificate pursuant to this Section 2.4(e) shall not bear the Global Warrant Legend. Interests in any Global Warrant Certificate may not be exchanged for Definitive Warrant Certificates other than as provided in this Section 2.4(e).
(f)The Warrantholder of a Global Warrant Certificate registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Warrantholder of a Warrant Certificate is entitled to take under this Warrant Agreement or such Global Warrant Certificate.
(g)Each Global Warrant Certificate will evidence such of the outstanding Warrants as will be specified therein and each shall provide that it evidences the aggregate number of outstanding Warrants from time to time endorsed thereon and that the aggregate number of outstanding Warrants evidenced thereby may from time to time be reduced to reflect exercises or expirations. Any endorsement of a Global Warrant Certificate to reflect the amount of any decrease in the aggregate number of outstanding Warrants evidenced thereby will be made by the Warrant Agent (i) in the case of an exercise, in accordance with the Applicable Procedures as required by Section 3.2(d) or (ii) in the case of an expiration, in accordance with Section 2.6.
(h)The Company shall initially appoint DTC to act as Depositary with respect to the Global Warrant Certificates on or prior to the Eligibility Date.
(i)Every Warrant Certificate authenticated and delivered in exchange for, or in lieu of, a Global Warrant Certificate or any portion thereof, pursuant to this Section 2.4, Section 2.5(a), or Section 2.8, shall be authenticated and delivered in the form of, and shall be, a Global Warrant Certificate, and a Global Warrant Certificate may not be exchanged for a Definitive Warrant Certificate, in each case, other than as provided in Section 2.4(e). Whenever any provision herein refers to issuance by the Company and countersignature and delivery by the Warrant Agent of a new Warrant Certificate in exchange for the portion of a surrendered Warrant Certificate that has not been exercised, in lieu of the surrender of any Global Warrant Certificate and the issuance, countersignature, and delivery of a new Global Warrant Certificate in exchange therefor, the Warrant Agent may endorse such Global Warrant Certificate to reflect a reduction in the number of Warrants evidenced thereby in the amount of Warrants so evidenced that have been so exercised.
(j)Beneficial interests in any Global Warrant Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Warrant Certificate in accordance with this Warrant Agreement and, to the extent not inconsistent with this Warrant Agreement, the Applicable Procedures.

(k)At such time as all Warrants evidenced by a particular Global Warrant Certificate have been exercised or expired in whole and not in part, such Global Warrant Certificate shall, if not in custody of the Warrant Agent, be surrendered to or retained by the Warrant Agent for cancellation in accordance with Section 3.8.
Section 2.5Registration, Transfer, Exchange and Substitution.
(a)The Warrant Agent will maintain an office (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of Transfer or exchange in accordance with this Section 2.5 and where Warrant Certificates may be surrendered for exercise of Warrants by such Warrantholders, which office as of the Closing Date is Equiniti Trust Company, LLC, 28 Liberty Street, Floor 53, New York, NY 10005. The Warrant Agent will give prompt written notice to all Warrantholders of any change in the location of such office.
(b)The Warrant Certificates evidencing the Warrants initially shall be issued in electronic book-entry registered form only. The Company shall cause to be kept at the office of the Warrant Agent designated for such purpose, and the Warrant Agent shall maintain, a warrant register (the “Warrant Register”). Subject to such reasonable regulations as the Warrant Agent may prescribe or as may be prescribed by Law, the Warrant Register shall provide for the registration of Warrant Certificates and any Transfers, exchanges, or substitutions of any Warrant Certificates as provided in this Warrant Agreement.
(c)Upon surrender for registration of Transfer of any Warrant Certificate at the Corporate Agency Office, and compliance by the Transferor and each Transferee with the provisions of this Warrant Agreement, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated Transferee or Transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.
(d)At the option of any Warrantholder, upon payment of the applicable charges provided for under this Warrant Agreement by such Warrantholder, Warrant Certificates may be exchanged at the Corporate Agency Office for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same aggregate number of Warrants as evidenced by the Warrant Certificates surrendered by the Warrantholder making the exchange. Every Warrant Certificate surrendered for registration of Transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed assignment, in the form attached to this Warrant Agreement as Exhibit B.
(e)All Warrant Certificates issued upon any registration of Transfer or exchange of, or substitution for, any Warrant Certificates shall be a valid obligation of the Company, evidencing the same obligations and entitled to the same benefits under this Warrant Agreement, as the respective Warrant surrendered for such registration of Transfer, exchange, or substitution.
(f)No service charge shall be made for any registration of Transfer or exchange of Warrant Certificates.
(g)Upon request of the Company from time to time, the Warrant Agent shall deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Class A Common Stock as the Company may request. From time to time as the Company may request, the Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees such books and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants, such inspections to occur at the Corporate Agency Office during normal business hours.
(h)The Warrant Agent shall keep copies of this Warrant Agreement and any notices given to Warrantholders under this Warrant Agreement shall be available for inspection by the Warrantholders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.
Section 2.6Cancellation of the Warrants. The Warrant Agent will cancel all Warrants surrendered for Transfer, exchange, exercise, or cancellation and dispose of them in accordance with its normal procedures. Certification of the cancellation of all cancelled Warrants shall be delivered to the Company upon written request.
Section 2.7Reservation of Class A Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Class A Common Stock sufficient to permit the exercise in full of all outstanding Warrants. The Company shall provide an opinion of counsel to the Warrant Agent prior to the date hereof to set up a reserve of warrants and related Class A Common Stock. The opinion shall state that all warrants or Class A Common Stock, as applicable: (i) were offered, sold or issued as part of an offering that was registered in compliance with the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and (ii) are validly issued, fully paid and non-assessable.
Section 2.8Loss or Mutilation.
(a)If (i) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (ii) both (A) there shall be delivered to the Company and the Warrant Agent (x) a claim by a Warrantholder as to the destruction, loss, or wrongful taking of any Warrant Certificate of such Warrantholder and a request by such Warrantholder for a new replacement Warrant Certificate, and (y) such indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (B) such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Company shall execute and, upon its written request, the Warrant Agent shall countersign and deliver to the registered Warrantholder of the lost, wrongfully taken, destroyed, or mutilated Warrant Certificate, in exchange for or in lieu of such Warrant Certificate, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants.
(b)Every new Warrant Certificate executed and delivered pursuant to this Section 2.8 in lieu of any lost, wrongfully taken, or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken, or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Warrant Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered under this Warrant Agreement.
(c)The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.
Section 2.9Restrictions on Transfer.
(a)Unless otherwise waived by the Board of Directors in its sole discretion, no Warrants shall be Transferred by any Warrantholder (regardless of the manner in which the Warrantholder initially acquired such Warrants), if such Transfer (i) would, if consummated, result in any violation of the Securities Act or any state securities laws or regulations, or any other applicable federal or state laws or order of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries, (ii) is to any Company Competitor, other than in a Transfer that is (x) approved by the Board of Directors, (y) effected pursuant to a public offering or a block trade pursuant to a registration statement filed with the Commission or transactions pursuant to Rule 144 under the Securities Act (including Transfers to any investment bank or its Affiliate in its capacity as an underwriter, placement agent, broker, dealer or similar capacity in connection therewith) or (z) in the case of any Series A Investor, pursuant to a distribution of its Voting Stock to its underlying investors pursuant to the terms of the agreement governing such investment fund, vehicle or holding company or (iii) is prior to the Stockholder Approval Date, in the case of any Warrants issued to any Permitted Holders.
(b)In addition to the restrictions set forth in Section 2.9(a), no Warrants shall be Transferred by any Warrantholder unless the Warrant Certificates representing such Warrants bear legends as provided in Section 2.10, for so long as such legends are applicable.
(c)Except with respect to any Warrants evidenced by a Global Warrant Certificate, unless otherwise waived by the Company, any Warrantholder proposing to effect a Transfer of Warrants must submit to the Company a written notice of such Transfer (a “Transfer Notice”). A Transfer Notice shall be delivered to the Company and to the Warrant Agent, in each case, in accordance with Section 6.13. A Transfer Notice shall include or be accompanied by (A) the name, address, e-mail address, and telephone number of the Transferor and the Transferee, (B) certifications from the Transferor and Transferee that such proposed Transfer would be in accordance with the provisions of this Warrant Agreement, including the provisions of Section 2.9(a) and Section 2.9(b), (C) the number of Warrants proposed to be Transferred to, and acquired by, the Transferee, (D) the date on which the Transfer is proposed to be effective, (E) a duly executed assignment, in the form attached to this Warrant Agreement as Exhibit B, together with the physical Warrant Certificates (if any) representing the Warrants proposed to be Transferred, (F) an IRS Form W-9 or appropriate IRS Form W-8, as applicable (or successor forms), duly completed and executed by the Transferee to the extent such Transferee has not already delivered to the Company such a duly completed and executed tax form that is not obsolete, inaccurate, or expired, and (G) unless the Warrants subject to such Transfer are represented by a Global Warrant Certificate, a request that the Company instruct the Warrant Agent to register the Transfer in the Warrant Register. So long as the other provisions of this Section 2.9 are satisfied and complied with, within one Business Day after a Transfer Notice is delivered pursuant to this Section 2.9 (but in no event earlier than the proposed effective date of Transfer specified in the Transfer Notice), the Company shall instruct and use commercially reasonable efforts to cause the Warrant Agent to register the Transfer of such Warrants in the Warrant Register. Notwithstanding anything contained herein, if the Warrants subject to any Transfer are represented by a Global Warrant Certificate, the Warrant Agent shall, if applicable, register such Transfer in accordance with Applicable Procedures.
(d)Upon the closing of each Transfer that is permitted by this Warrant Agreement, (i) such Transferee shall be deemed to be a Warrantholder for purposes of this Warrant Agreement, (ii) such Transferee shall be entitled to the rights and subject to the obligations of a Warrantholder under this Warrant Agreement with respect to the Transferred Warrants, and (iii) the Company shall instruct and use commercially reasonable efforts to cause the Warrant Agent to register the Transfer in the Warrant Register.
(e)The Warrant Agent shall not record in the Warrant Register the Transfer of any Warrants except for Transfers that are consummated in accordance with the terms and provisions of this Warrant Agreement. Any purported Transfer of Warrants in violation of such terms and provisions shall be void ab initio and shall not be recognized by the Company or the Warrant Agent.
(f)If any Warrantholder is an Entity that has no substantial assets other than Warrants or indebtedness of, or securities in, the Company or any of its subsidiaries, then such Warrantholder agrees that no shares of Capital Stock in such Warrantholder may be sold, transferred or otherwise disposed to any Person other than in accordance with the terms and provisions of this Section 2.9 as if such Capital Stock were Warrants; provided that a Transfer of Capital Stock in such Warrantholder to any Affiliate of such Warrantholder (other than to any Affiliate of such Warrantholder that is a portfolio company of such Warrantholder or any of its other Affiliates, other than any portfolio company entity formed solely for purposes of holding a direct or indirect interest in the Company unless such portfolio company entity was formed to engage in a “fund to fund” transaction) shall not be subject to this Section 2.9(f).

Section 2.10Restrictive Legend. So long as applicable, each Warrant Certificate and the account of each Warrantholder on the Warrant Register shall be marked with a legend in the following or a substantially comparable form:

THIS WARRANT WAS ORIGINALLY ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.
THIS WARRANT AND THE CLASS A COMMON STOCK ISSUABLE UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE CLASS A WARRANT AGREEMENT, DATED AS OF AUGUST 5, 2026, BETWEEN UWM HOLDINGS CORPORATION AND EQUINITI TRUST COMPANY, LLC (THE “WARRANT AGREEMENT”). THIS WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT AGREEMENT.
Article 3
EXERCISE AND SETTLEMENT OF WARRANTS
Section 3.1Right to Acquire Class A Common Stock Upon Exercise. Subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, when countersigned by the Warrant Agent, each Warrant Certificate shall entitle the applicable Warrantholder to acquire from the Company, for each Warrant evidenced by such Warrant Certificate, one share of Class A Common Stock at the applicable Exercise Price, subject to adjustment as provided in this Warrant Agreement. Notwithstanding the foregoing, if Warrants are issued by book-entry registration on the books and records maintained by the Warrant Agent and not represented by physical certificates pursuant to Section 2.1(b), any applicable Warrantholder’s rights with respect to such uncertificated Warrant Certificates shall not be subject to such countersignature by the Warrant Agent. The Exercise Price, and the number of shares of Class A Common Stock obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Article 4.

Section 3.2Exercise of Warrants.
(a)Subject to and upon compliance with the terms and conditions set forth in this Warrant Agreement, a Warrantholder may exercise all or any whole number portion of the Warrants held by such Warrantholder on any Business Day from and after (i) the Stockholder Approval Date, in the case of any Warrants issued to Permitted Holders, and (ii) the date of issuance of such Warrant, in the case of any Warrants issued to every other Warrantholder, and, in each case, until the Expiration Time. The Warrants, to the extent not exercised prior thereto, shall automatically expire as of the Expiration Time. No further action of any Person (including by, or on behalf of, any Warrantholder, the Company, or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(a).
(b)To exercise a Warrant, the Warrantholder thereof must:
(i)(x) if the Warrants are represented by physical certificates, surrender the Warrant Certificate evidencing such Warrants to the Warrant Agent at the Corporate Agency Office or (y) in the case of a Global Warrant Certificate, deliver such Warrants to the Warrant Agent by book-entry transfer through the facilities of the Depositary in accordance with the

Applicable Procedures and otherwise comply with this Warrant Agreement and the Applicable Procedures in respect of the exercise of such Warrants;
(ii)deliver to the Warrant Agent and the Company a duly completed and executed Exercise Notice as to the Warrantholder’s election to exercise the number of the Warrants specified therein, duly executed by such Warrantholder; and
(iii)pay to the Company, in cash, (x) an amount equal to the Exercise Price for each share of Class A Common Stock receivable upon exercise of each Warrant to be exercised and (y) those applicable taxes and charges that are the responsibility of the Warrantholder pursuant to Section 3.7 (if any), prior to, or concurrently with, the exercise of such Warrant, in each case of (x) and (y), by wire transfer of immediately available funds to an account specified in writing by the Company in the Exercise Notice or such other account as the Company shall have given notice to the Warrant Agent and such Warrantholder in accordance with Section 6.13.
(c)[Reserved].
(d)If fewer than all of the Warrants represented by a Warrant Certificate are exercised, (i) in the case of an exercise of Warrants evidenced by a Global Warrant Certificate, the Warrant Agent shall endorse the “Schedule of Decreases of Warrants” attached to such Global Warrant Certificate to reflect the Warrants being exercised and (ii) in the case of any other exercise of Warrants, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names, subject to the provisions of this Warrant Agreement regarding registration of Transfer and payment of governmental charges in respect of such registration of Transfer, as may be directed in writing by the Warrantholder, and shall deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is so registered. Whenever required by the Warrant Agent, the Company will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.
(e)The date on which all of the requirements for exercise set forth in this Section 3.2 in respect of a Warrant have been satisfied is the “Exercise Date” with respect to such Warrant.
(f)Subject to Section 3.2(h), any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and enforceable in accordance with its terms.
(g)All funds administered by the Warrant Agent under this Warrant Agreement that are to be distributed or applied by the Warrant Agent in the performance of services (the “Funds”) shall be administered by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company. The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends, or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any Warrantholder or any other party.
(h)Prior to the delivery of any Class A Common Stock upon exercise of a Warrant, the Company shall be obligated to comply with all applicable Laws which require action to be taken by the Company in connection with such delivery. Upon the reasonable advance request of an Exercising Owner, at the sole cost and expense of such Exercising Owner, the Company shall reasonably assist and reasonably cooperate with such Exercising Owner that is required to make any governmental filings or obtain any governmental approvals prior to or in connection with receipt of Class A Common Stock upon any exercise of a Warrant; provided that, if applicable, the Expiration Time shall be extended with respect to exercises for which an exercise notice has been provided prior to the stated Expiration Time in order to allow a Warrantholder to receive such governmental approvals; provided, further, that such extension shall not exceed 120 days after the stated Expiration Time. The Company shall provide the Warrant

Agent, upon the Warrant Agent’s reasonable request, with evidence of compliance with this Section 3.2(h), which the Warrant Agent shall be entitled to rely upon.
(i)[Reserved].
(j)Notwithstanding the foregoing, if the Class A Common Stock are to be issued in a name other than the record holder of the applicable Warrant, such record holder shall be deemed to have requested a Transfer of such Warrant prior to such exercise, which Transfer must comply with the provisions of this Warrant Agreement.
(k)Notwithstanding anything to the contrary in this Warrant Agreement, a Warrantholder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void ab initio and treated as if the exercise had not been made, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Warrantholder (together with (i) the Warrantholder’s Affiliates, (ii) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the Warrantholder’s investment manager or any of its Affiliates or principals, (iii) any other Persons acting or who could be deemed to be acting as a group together with the Warrantholder or any of the Warrantholder’s Affiliates, and (iv) any other Persons whose beneficial ownership of shares of Class A Common Stock would or could be aggregated with the Warrantholder’s and/or any attribution parties for the purposes of Section 13(d) or Section 16 of the Exchange Act (such Persons as set forth in subclauses (i) through (iv) above, the “Attribution Parties”)), would beneficially own in excess of 4.99% of the outstanding number of shares of Class A Common Stock (the “Beneficial Ownership Limitation”). For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by the Warrantholder and the Attribution Parties shall include the number of Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Warrantholder or any Attribution Party and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Convertible Securities) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholder or any of its Affiliates or Attribution Parties. For purposes of this Section 3.2(k), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3.2(k) applies, the determination of whether a Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Attribution Parties) and of which portion of a Warrant is exercisable shall be in the initial discretion of the Warrantholder, and the submission of an Exercise Notice shall be deemed to be the Warrantholder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall be entitled to rely on, and have no obligation to verify or confirm, the accuracy of such determination; provided that, any independent reasonable determination by the Company of whether a Warrant is exercisable in whole or in part, shall be binding and final. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.2(k), in determining the number of outstanding shares of Class A Common Stock, a Warrantholder may rely on the number of outstanding shares of Class A Common Stock as reflected in (x) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent written notice by the Company setting forth the number of shares of Class A Common Stock outstanding. Upon the written or oral request of a Warrantholder, the Company shall within one Trading Day confirm orally and in writing to the Warrantholder the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholder or any Attribution Party since the date as of which such number of outstanding shares of Class A Common Stock was reported. The Warrantholder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3.2(k); provided that, any such increase in the Beneficial

Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.2(k) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. Notwithstanding the foregoing, the Beneficial Ownership Limitation in this Section 3.2(k) shall not apply to exercises of a Warrant held by any Permitted Holder.
Section 3.3Delivery of Class A Common Stock.
(a)In connection with the exercise of Warrants, the Warrant Agent shall:
(i)examine all Exercise Notices and all other documents delivered to it to ascertain whether, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms;
(ii)where an Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;
(iii)inform the Company of, and cooperate with and assist the Company in resolving, any reconciliation problems between the Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;
(iv)advise the Company with respect to an exercise promptly following the satisfaction of each of the applicable procedures for exercise set forth in Section 3.2(b), of (x) the receipt of such Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (y) the number of shares of Class A Common Stock to be delivered by the Company, and (z) such other information as the Company shall reasonably require;
(v)provide to the Company, upon the Company’s request, the number of Warrants previously exercised, the number of shares of Class A Common Stock issued in connection with such exercises, and the number of remaining outstanding Warrants; and
(vi)provide to the Company, upon the Company’s request, any Exercise Notices delivered pursuant to Section 3.2(b) and any documents delivered pursuant to Section 3.2(b) or Section 3.3(b).
(b)With respect to each properly exercised Warrant in accordance with this Warrant Agreement, within one Business Day after the satisfaction of each of the applicable procedures for exercise set forth in Section 3.2(b), (i) in the case of an exercise of Warrants evidenced by a Global Warrant Certificate, the Company shall deliver or cause to be delivered, in accordance with the Applicable Procedures, Class A Common Stock in book-entry form to be so held through the facilities of DTC equal to such amount, or if the Class A Common Stock may not then be held in book-entry form through the facilities of DTC, either, at the Warrantholder’s option, (x) duly executed certificates representing Class A Common Stock equal to such amount or (y) Class A Common Stock equal to such amount issued in electronic book-entry registered form only, and (ii) in the case of any other exercise of Warrants, the Company shall issue, in book-entry form, the Class A Common Stock equal to such amount, in each case of clause (i) and (ii), due in connection with such exercise for the benefit and in the name of the Person designated by the Warrantholder submitting the applicable Exercise Notice. The Person on whose behalf and in whose name any Class A Common Stock are so registered shall for all purposes be deemed to have become the holder of record of such Class A Common Stock as of the Close of Business on the applicable Exercise Date. The Company covenants that all Class A Common Stock which may be issued upon exercise of Warrants will, at the time of issuance, be, upon payment of the Exercise Price and issuance of such Class A Common Stock, fully paid and nonassessable, free of preemptive rights and (except as specified in Section 3.7) free from all taxes, liens, charges, and security interests (other than those created by the applicable Warrantholder or Person on whose behalf or in whose name such Class A Common Stock are issued) with respect to the issuance of such Warrants. Notwithstanding any provision in this Warrant Agreement to the contrary, the Company shall not be required to register Warrant Shares in the name of any person who acquired any Warrant or any Warrant Shares otherwise than in accordance with the terms of this Warrant Agreement and the Warrant.
(c)Promptly after the Warrant Agent has taken the action required by this Section 3.3 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to the consummation of any exercise of any Warrants.
(d)The Company hereby instructs the Warrant Agent to record cost basis for newly issued shares at the time of exercise in accordance with instructions by the Company.
Section 3.4No Fractional Class A Common Stock to Be Issued.
(a)Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a Class A Common Stock upon exercise of any Warrants.
(b)By its acceptance of an interest in a Warrant, each Warrantholder expressly waives its right to any fraction of a Class A Common Stock upon its exercise of such Warrant.
Section 3.5Acquisition of Warrants by Company. The Company shall have the right, except as limited by Law, to purchase or otherwise to acquire one or more Warrants at such times, in such manner, and for such consideration as agreed by the Company and the applicable Warrantholder. A Transfer of Warrants to the Company shall not be subject to the requirements of Section 2.9.
Section 3.6Certain Calculations.
(a)The Warrant Agent shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants as described in this Article 3. In connection with any such calculations, the Warrant Agent shall provide prompt written notice to the Company, in accordance with Section 3.3(a)(v), of the number of shares of Class A Common Stock deliverable upon exercise and settlement of Warrants. The Warrant Agent shall not be responsible for performing the calculations set forth in Article 4.
(b)The Warrant Agent shall not be accountable with respect to the validity or value of any Class A Common Stock that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect to the validity or value of any Class A Common Stock. The Warrant Agent shall not be responsible, to the extent not arising from the Warrant Agent’s fraud, gross negligence, bad faith, or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), for any failure of the Company to issue, transfer, or deliver any Class A Common Stock, or to comply materially with any of the covenants of the Company contained in this Article 3 of this Warrant Agreement.
Section 3.7Charges, Taxes, and Expenses. Issuance of Warrant Shares shall be made without charge for any documentary, stamp, or similar issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company (excluding, for the avoidance of doubt, any income, withholding, or similar taxes). Notwithstanding the foregoing, neither the Company nor the Warrant Agent shall be required (a) to pay any tax that may be payable in respect of a Transfer event, including the issuance and delivery of Warrant Shares in a name other than the name of the Warrantholder in which the Warrants are registered, or (b) to effect a Transfer, including by issuing or delivering Warrant Shares, in the name other than that in which the Warrants were registered unless and until the Persons requesting the issuance or delivery of such Warrant Shares or other similar Transfer shall have paid to the Company the amount of such tax or shall have reasonably demonstrated that such tax has been paid.

Section 3.8Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent. All Warrant Certificates surrendered or delivered to or received by the Warrant Agent for cancellation pursuant to this Section 3.8 shall be as soon as commercially practicable cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy any such cancelled Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct.
Section 3.9Withholding and Reporting Requirements. The Company (and its applicable withholding agents and paying agents) shall be entitled to deduct and withhold taxes or other amounts on any payments made to a Warrantholder in respect of such Warrantholder’s Warrants (or Class A Common Stock received upon an exercise of Warrants), including in connection with the exercise thereof, solely to the extent required by applicable tax law. If the Company determines that any amounts are so required to be deducted and withheld from any such payment made to a Warrantholder, at least fifteen (15) Business Days prior to the date the applicable payment is scheduled to be made, the Company shall provide such Warrantholder with (i) written notice of such intent to deduct and withhold, which notice shall include the basis for the withholding and an estimate of the amount proposed to be deducted and withheld, and (ii) a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding, and shall otherwise reasonably cooperate to minimize any such withholding, in accordance with applicable law.
Article 4
ADJUSTMENTS
Section 4.1Adjustments and Other Rights. The Exercise Price of the Warrants and the number of shares of Class A Common Stock into which each Warrant is to be exercisable pursuant to Article 3 of this Warrant Agreement of each Warrant shall be subject to adjustment from time to time in accordance with this Article 4. Notwithstanding the foregoing, (i) no single event shall be subject to adjustment under more than one subsection of this Article 4 so as to result in duplication and (ii) if any single event would otherwise require adjustment of the Exercise Price or the number of shares of Class A Common Stock into which each Warrant is to be convertible pursuant to more than one such subsection, the adjustment that provides the highest value relative to the rights and interests of each Warrantholder shall be made. The Company will be responsible for providing any adjustment in writing to the Warrant Agent.
Section 4.2[Reserved].
Section 4.3[Reserved].
Section 4.4Dividends, Distributions, Stock Splits, Subdivisions, Reclassifications, or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Class A Common Stock in Class A Common Stock, (ii) split, subdivide, recapitalize, restructure, or reclassify the outstanding Class A Common Stock into a greater number of shares Class A Common Stock or effect a similar transaction, or (iii) combine, recapitalize, restructure, or reclassify the outstanding Class A Common Stock into a smaller number of shares of Class A Common Stock or effect a similar transaction, in each case, other than upon a Transaction to which Section 4.13 applies, the number of shares of Class A Common Stock issuable upon exercise of a Warrant and the Exercise Price will be adjusted as follows:
where:
NA =    the number of shares of Class A Common Stock issuable upon exercise of a Warrant immediately after adjustment pursuant to this Section 4.4.
NB =    the number of shares of Class A Common Stock issuable upon exercise of a Warrant immediately before adjustment pursuant to this Section 4.4.

EA =    the Exercise Price immediately after adjustment pursuant to this Section 4.4.
EB =    the Exercise Price immediately before adjustment pursuant to this Section 4.4.
OA =    the number of shares of Class A Common Stock outstanding immediately after the transaction or event resulting in an adjustment pursuant to this Section 4.4.
OB =    the number of shares of Class A Common Stock outstanding immediately before the transaction or event resulting in an adjustment pursuant to this Section 4.4.
Such adjustments shall become effective (x) in the case of clause (i) above, at the Close of Business on the Record Date for such dividend or distribution or (y) in the case of clause (ii) or clause (iii) above, at 9:00 a.m., New York City time, on the effective date of such event. In the event that a dividend or distribution described in clause (i) above is not so paid or made, the Exercise Price and the number of shares of Class A Common Stock issuable upon exercise of a Warrant shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, as the case may be, to be the Exercise Price and the number of shares of Class A Common Stock issuable upon exercise of a Warrant that would be in effect if such dividend or distribution had not been declared.
Section 4.5Other Distributions. In case the Company shall fix a Record Date for the making of a distribution to all holders of its Class A Common Stock of (a) shares of any class of Capital Stock other than Class A Common Stock, (b) evidence of indebtedness of the Company or any of its subsidiaries, (c) other Securities or assets (excluding dividends or distributions referred to in Section 4.4), or (d) rights or warrants, in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price obtained by multiplying the Exercise Price in effect immediately prior thereto by the fraction resulting from dividing (x) an amount equal to the difference resulting from (i) the number of shares of Class A Common Stock outstanding on such Record Date multiplied by the Fair Market Value of a Class A Common Stock on the Trading Day immediately prior to such Record Date less (ii) the Fair Market Value of said shares, evidences of indebtedness, assets, cash, rights, or warrants to be so distributed in the aggregate to all Class A Common Stock outstanding on such Record Date by (y) the number of shares of Class A Common Stock outstanding on such Record Date multiplied by the Fair Market Value of a Class A Common Stock on the Trading Day immediately prior to such Record Date. Such adjustment shall be made successively whenever such a Record Date is fixed. In such event, the number of shares of Class A Common Stock issuable upon the exercise of a Warrant shall be increased to the number obtained by dividing (x) the product of (i) the number of shares of Class A Common Stock issuable upon the exercise of a Warrant before such adjustment and (ii) the Exercise Price in effect immediately prior to the Record Date for the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the second preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of shares of Class A Common Stock issuable upon exercise of a Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, cash, rights, or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of shares of Class A Common Stock that would then be issuable upon exercise of a Warrant if such Record Date had not been fixed.
Notwithstanding the foregoing, upon the payment of any cash dividends or distributions (including any Permitted Regular Cash Dividend (as defined in the Certificate of Designation)), the Exercise Price shall be reduced, effective as of the ex-dividend date for such cash dividend, by an amount equal to the per-share cash amount of such cash dividend. For the avoidance of doubt, no adjustment shall be made pursuant to this paragraph to the extent the Exercise Price would be reduced below $0.0001 per Warrant Share.
Section 4.6Dissolution, Total Liquidation, or Winding Up. Unless Section 4.13 applies, if at any time there is a voluntary or involuntary dissolution, total liquidation, or winding-up of the Company, then the Company shall provide (or otherwise make available or cause to be made available) to each Warrantholder written notice of the date on which such dissolution, liquidation, or winding-up shall take place (and, in any event, not less than five Business Days before any date set for definitive action). Such notice shall also specify the date as of which the record holders of Class A Common Stock shall be entitled to exchange their Class A Common Stock for Securities, money, or other property deliverable upon such dissolution, liquidation, or winding-up, as the case may be. On such date, each Warrantholder shall be entitled to receive, upon surrender of its Warrant for each share of Class A Common Stock then receivable upon exercise of such Warrant, the cash, Securities, or other property, less an amount of cash, Securities, or other Property having an aggregate Fair Market Value equal to the Exercise Price for such Warrant then in effect, that such Warrantholder would have been entitled to receive in respect of such Class A Common Stock had such Warrant been exercised immediately prior to such dissolution, liquidation, or winding-up. Upon receipt of such cash, Securities, or other property, any and all rights of such Warrantholder to exercise such Warrant shall terminate in their entirety. If the cash, Securities, or other property distributable in respect of such Class A Common Stock in the dissolution, liquidation, or winding-up has a Fair Market Value that is less than the Exercise Price for such Warrant then in effect, no such cash, Securities, or other property shall be delivered to such Warrantholder in respect of such Warrants and such Warrant shall terminate and be of no further force or effect upon the dissolution, liquidation, or winding-up.
Section 4.7Rounding of Calculations; Minimum Adjustments. All calculations under this Article 4 shall be made to the nearest one-tenth (1/10th) of a cent or rounded to the nearest whole unit, as the case may be. Any provision of this Article 4 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of shares of Class A Common Stock issuable upon the exercise of a Warrant shall be made if the amount of such adjustment would be less than $0.01 or one share of Class A Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect to such amount shall be made at the time of, and together with any subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or one share of Class A Common Stock, respectively, or more, subject in all cases to Section 3.4.
Section 4.8Timing of Issuance of Additional Class A Common Stock Upon Certain Adjustments. In any case in which the provisions of this Article 4 shall require that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to each holder of a Warrant exercised after such Record Date and before the occurrence of such event the additional Class A Common Stock issuable upon such exercise by reason of the adjustment required by such Record Date over and above the Class A Common Stock issuable upon such exercise before giving effect to such adjustment.
Section 4.9Statement Regarding Adjustments. Whenever the Exercise Price or the number of shares of Class A Common Stock issuable upon exercise of a Warrant shall be adjusted as provided in this Article 4, the Company shall file, at the principal office of the Company, a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of shares of Class A Common Stock issuable upon exercise of a Warrant after such adjustment. The Company shall also cause a copy of such statement to be delivered to each Warrantholder at the address appearing in the Warrant Register.
Section 4.10Notice of Adjustment Event. In the event that (i) the Company shall propose to take any action of the type described in this Article 4 or (ii) the Company fixes any Record Date for any such event, the Company shall give notice to each Warrantholder, in the manner set forth in Section 4.9, which notice shall specify the Record Date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto (including the material terms with respect to any contemplated transaction) and indicate the effect on the applicable Exercise Price and the number, kind, or class of units or other Securities or property that shall be deliverable upon exercise or exchange of a Warrant, if any. Such notice shall be given at least five Business Days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. Subject to the restrictions contained herein, nothing shall prohibit the Warrantholders from exercising their Warrants following the date of such notice. The Company hereby agrees that it will provide the Warrant Agent with reasonable notice of any such event. The Company further agrees that it will provide to the Warrant Agent any new or amended exercise terms. The Warrant Agent shall have no obligation under any section of this Warrant

Agreement to determine whether an adjustment event has occurred or to calculate any of the adjustments set forth herein.
Section 4.11Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article 4, the Company shall take any action that may be necessary, including obtaining regulatory, stock exchange (if applicable), or stockholder approvals or exemptions under the Securities Act, in order that the Company may subsequently validly and legally issue, as fully paid and nonassessable, all Class A Common Stock that each Warrantholder is entitled to receive upon exercise of a Warrant (other than any approvals or exemptions that are required as a result of the identity or characteristics of the Warrantholder).
Section 4.12Adjustment Rules. Any adjustments pursuant to this Article 4 shall be made successively whenever an event referred to this Article 4 shall occur. If an adjustment in the Exercise Price made under this Article 4 would reduce the Exercise Price to an amount below the par value (if any) of the Class A Common Stock, then such adjustment in the Exercise Price made under this Article 4 shall reduce the Exercise Price to the par value (if any) of the Class A Common Stock and then, so long as the Company shall have taken any company action which would, in the opinion of its counsel, be necessary in order that the Company may validly issue Class A Common Stock at the Exercise Price as so adjusted in accordance with its obligations under Section 3.6, to such lower par value (if any) as may then be established.
Section 4.13Change of Control.
(a)On or after the consummation of the Change of Control Transaction, upon any subsequent exercise of any Warrant, the Warrantholder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Change of Control Transaction (without regard to any limitation in Section 3.2(k) on the exercise of any Warrant), the number of shares of Capital Stock of the successor or acquiring corporation of the Company (the “Successor Company”), if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Change of Control Transaction by a holder of the number of shares of Class A Common Stock for which any Warrant is exercisable immediately prior to such Change of Control Transaction (without regard to any limitation in Section 3.2(k) on the exercise of any Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Class A Common Stock in such Change of Control Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Class A Common Stock are given any choice as to the securities, cash or property to be received in a Change of Control Transaction, then the Warrantholder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of any Warrant following such Change of Control Transaction. The Company shall, at the option of the Warrantholder, deliver to the Warrantholder in exchange for the Warrants a security of the Successor Company evidenced by a written instrument substantially similar in form and substance to the Warrants which is exercisable for a corresponding number of shares of Capital Stock of such Successor Company (or its parent entity) equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of any Warrant (without regard to any limitation in Section 3.2(k) on the exercise of any Warrant) prior to or concurrently with such Change of Control Transaction, and with an exercise price which applies the exercise price hereunder to such shares of Capital Stock (but taking into account the relative value of the shares of Class A Common Stock pursuant to such Change of Control Transaction and the value of such shares of Capital Stock, such number of shares of Capital Stock and such exercise price being for the purpose of protecting the economic value of the Warrants immediately prior to the consummation of such Change of Control Transaction), and which is reasonably satisfactory in form and substance to the Holder Majority.
Section 4.14Tax Adjustment. The Company shall increase the number of shares of Class A Common Stock into which each Warrant is exercisable, or decrease the Exercise Price for such Warrant, in addition to those changes otherwise required by this Article 4, as deemed advisable by the Board of Directors, in order that any event treated for U.S. federal and applicable state and local income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or that such tax shall be diminished.
Article 5
OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS
Section 5.1No Rights as Stockholders.
(a)Nothing contained in this Warrant Agreement shall be construed as conferring upon any Person any voting rights, the right to receive any dividend or other distribution or otherwise exercise any rights as a stockholder or other equity holder of the Company, to the extent such vote, dividend or other distribution or other exercise of rights (or, if applicable, the relevant Record Date therefor) precedes the Close of Business on the Exercise Date with respect to the exercise of such Warrant. No Warrantholder shall have any right not expressly conferred under this Warrant Agreement or under, or by applicable Law with respect to, the Warrant held by such Warrantholder.
(b)Notwithstanding anything to the contrary in this Warrant Agreement, by accepting and holding Warrants, each Warrantholder acknowledges and agrees as follows: (i) in its capacity as a Warrantholder, the relationship of such Warrantholder to the Company is strictly contractual in nature and is not the relationship of a stockholder, other form of equity holder, or any similarly situated person to the Company; (ii) no fiduciary or similar duties of any kind or description are owed to any Warrantholder in its capacity as a Warrantholder; (iii) in furtherance of the foregoing (and not in limitation of the foregoing), no director or officer of the Company shall owe any duty of any kind (including any fiduciary duty) to any Warrantholder, in its capacity as a Warrantholder, including in connection with any act or failure to act, whether under this Warrant Agreement, the Warrant, or otherwise; and (iv) such Warrantholder shall not, and shall cause its Affiliates not to, bring, make, institute, or seek to bring, make, or institute, in the name of or on behalf of the Company, such Warrantholder, or any other Person, any claim or proceeding arising out of, or relating to, this Warrant Agreement or any Warrants against any director or officer of the Company directly or indirectly in connection with an alleged breach of such director’s or officer’s duties, including fiduciary duties.
Section 5.2Modification or Amendment.
(a)This Warrant Agreement may be modified or amended only upon the written consent of (x) the Holder Majority and (y) the Company; provided that any modification or amendment that (i) has the effect of increasing the Exercise Price of any Warrant or amending the definition of “Expiration Time” to an earlier time or (ii) materially and adversely affects the rights or interests of any Warrantholder disproportionately relative to any other Warrantholder shall require the written consent of each affected Warrantholder. For all purposes under this Warrant Agreement, a Warrant ceases to be outstanding if such Warrant is exercised or if the Company holds or is the beneficial owner of such Warrant.
(b)Notwithstanding the foregoing or anything to the contrary in this Warrant Agreement, the Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement: (i) without the approval of any Warrantholders in order to cure any manifest error, or other mistake in this Warrant Agreement or (ii) to make any other provision in regard to matters or questions arising under this Warrant Agreement that the Company and the Warrant Agent may deem necessary or desirable and that, in each case, shall not adversely affect, alter, or change the interests of any Warrantholder. No supplement or amendment to this Warrant Agreement pursuant to this Section 5.2(b) shall be effective unless duly executed by the Warrant Agent and the Company. As a condition precedent to the Warrant Agent’s execution of any such amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 5.2(b). Notwithstanding anything in this Warrant Agreement to the contrary, the Warrant Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Warrant Agent’s own rights, duties, immunities or obligations under this Warrant Agreement.
(c)Upon execution and delivery of any amendment pursuant to this Section 5.2, such amendment shall be considered a part of this Warrant Agreement for all purposes and every

Warrantholder holding a Warrant Certificate shall be bound by such amendment. Any consent delivered by electronic means shall be deemed to constitute written consent.
(d)Notwithstanding anything to contrary contained in this Warrant Agreement, with respect to Warrants represented by one or more Global Warrant Certificates, any requirement that a “Warrantholder” or any group of Warrantholders of a sufficient number of Warrants authorize, provide, or give, as applicable, any consent, waiver, or other approval may be satisfied by the beneficial owners of interests in such Warrants, and the Company and the Warrant Agent shall be permitted to rely in the absence of bad faith on proof provided to the Company and the Warrant Agent of the number of Warrants held by such beneficial owner in the form of a certification from such beneficial owner to that effect and screenshots or other similar proof of such holdings from the beneficial owner’s broker or custodian (and shall not require the provision of DTC proxies, medallion-stamped guarantees, or other similar evidence).
Section 5.3Rights of Action. All rights of action against the Company in respect of this Warrant Agreement are vested in the Warrantholders, and any Warrantholder, without the consent of the Warrant Agent or any other Warrantholder, may, on such Warrantholder’s own behalf and for such Warrantholder’s own benefit, enforce and may institute and maintain any suit, action, or proceeding against the Company suitable to enforce, or otherwise in respect of, such Warrantholder’s rights under this Warrant Agreement or right to exercise such Warrantholder’s Warrants in the manner provided in this Warrant Agreement.
Section 5.4Issuance Obligation Remedies. Nothing in this Warrant Agreement shall limit the right of any Warrantholder to pursue any other remedies available to it under this Warrant Agreement, at law or in equity, including a decree of specific performance or injunctive relief (without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting a bond) with respect to the Company’s violation of its obligations under this Warrant Agreement or any failure by the Company to timely issue Class A Common Stock upon exercise of such Warrant as required pursuant to the terms of this Warrant Agreement. All such remedies shall be cumulative, non-exclusive and may be exercised concurrently. The Company shall not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) there is adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity.
Section 5.5Tax Forms. Each Warrantholder shall deliver to the Warrant Agent a properly completed and duly executed IRS Form W-9 or the appropriate IRS Form W-8, as applicable.
Article 6
CONCERNING THE WARRANT AGENT AND OTHER MATTERS
Section 6.1Change of Warrant Agent.
(a)The Warrant Agent, or any successor thereto appointed after the date of this Warrant Agreement, may resign its duties and be discharged from all further duties and liabilities under this Warrant Agreement (except for liability arising as a result of the Warrant Agent’s own fraud, gross negligence, bad faith or willful misconduct (as determined by a final non-appealable order, judgment, ruling, or decree of a court of competent jurisdiction)) after giving 30 days’ notice in writing to the Company (and such resignation shall become effective immediately upon the expiration of such notice period), except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. Following any required notice period, pending appointment of a successor to the Warrant Agent, the duties of the Warrant Agent shall be carried out by the Company. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent, then the Holder Majority may appoint a successor warrant agent.
(b)The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, the duties of the Warrant Agent shall be carried out by the Company. If any transfer agency relationship between

Warrant Agent and the Company is terminated, the relationship under this agreement is terminated at the same time.
(c)Any successor warrant agent appointed by the Company shall be a corporation or banking association organized, in good standing, and doing business under the Laws of the United States of America or any state or the District of Columbia, and authorized under such Laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment to the extent such reports are published at least annually pursuant to Law or to the requirements of a federal or state supervising or examining authority.
(d)After acceptance in writing of such appointment by the successor warrant agent, such successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent under this Warrant Agreement, without any further act or deed; provided that, if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers, and rights of such predecessor warrant agent under this Warrant Agreement, and upon request of any successor warrant agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties, and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities under this Warrant Agreement, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it under this Warrant Agreement. As soon as practicable after such appointment, the Company shall give notice of such appointment to the predecessor warrant agent. Failure to give such notice, or any defect in such notice, shall not affect the validity of the appointment of the successor warrant agent.
(e)Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor warrant agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties of this Warrant Agreement, but only if such entity would be eligible for appointment as a successor warrant agent under Section 6.1(c).
(f)The provisions of this Article 6 with regard to the Warrant Agent shall survive the termination and the resignation or removal of the Warrant Agent.
Section 6.2Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent in an amount in Schedule 1, (b) except as otherwise expressly provided, pay or reimburse the Warrant Agent upon written demand for all reasonable and documented out-of-pocket expenses, disbursements, and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable and documented out-of-pocket compensation, expenses, and disbursements of its counsel incurred in connection with the execution and administration of this Warrant Agreement), except any such expense, disbursement, or advance as may arise from its or any of their fraud, gross negligence, bad faith, or willful misconduct (as determined by a final non-appealable order, judgment, ruling, or decree of a court of competent jurisdiction), and (c) perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement. The Warrant Agent agrees to provide the Company with prior written notice of the retention of counsel whose compensation, expenses, and disbursements are to be paid or reimbursed by the Company under this Section 6.2.
Section 6.3Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in the absence of bad faith and in accordance with such written opinion or advice.
Section 6.4Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action under this Warrant Agreement, such matter (unless other evidence in respect of such actions be specifically prescribed in this Warrant Agreement) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by a certificate executed by an Appropriate Officer delivered to the Warrant Agent, and such certificate shall, in the absence of bad faith on the part of the Warrant Agent, be relied upon by the Warrant Agent for any action taken, suffered, or omitted in the absence of bad faith by it under the provisions of this Warrant Agreement. Notwithstanding the foregoing, in lieu of such certificates, in its discretion the Warrant Agent may accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.
Section 6.5Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement (except its countersignature of this Warrant Agreement) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
Section 6.6Validity of Agreement. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering or omitting any action under this Warrant Agreement, the Warrant Agent may apply to an Appropriate Officer for instruction, and from time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of the Company for instruction and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Warrant Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by the Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company. In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request, or other communication, paper, or document received by the Warrant Agent hereunder, or is for any reason unsure as to what action to take hereunder, the Warrant Agent shall notify the Company in writing as soon as practicable, and upon delivery of such notice may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Warrantholder or other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent. The Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of such notice from the Company. The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement, nor shall it by any act under this Warrant Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Class A Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any Class A Common Stock will, when issued, be validly issued, fully paid, and nonassessable. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Warrant Agent in reliance in the absence of bad faith upon any Company instructions except to the extent that the Warrant Agent had actual knowledge of facts and circumstances that would render such reliance unreasonable.

Section 6.7Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents provided, however, that the Warrant Agent shall remain responsible for the activities or omissions of any such agent or attorney and reasonable care has been exercised in the selection and in the continued employment of such attorney or agent.
Section 6.8Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrantholder for any action taken or not taken (a) in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document, or instrument reasonably believed by it to be genuine and to have been signed, sent, and presented by the proper party or parties or (b) in relation to its services under this Warrant Agreement, unless such liability arises out of or is attributable to the Warrant Agent’s fraud, gross negligence, bad faith, or willful misconduct (as determined by a final non-appealable order, judgment, ruling, or decree of a court of competent jurisdiction). The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any and all losses, expenses, and liabilities, judgments, damages, fines, penalties, claims, demands, costs, settlements and reasonable and documented out-of-pocket counsel fees (collectively, “Losses”), which may be paid, incurred or suffered by, or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from any action taken, suffered or omitted in the absence of bad faith by the Warrant Agent in the execution, acceptance, administration, exercise and performance of its duties under this Warrant Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights under this Warrant Agreement or otherwise arising in connection with this Warrant Agreement; provided that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such Losses incurred or suffered by the Warrant Agent as a result of, or arising out of the Warrant Agent’s fraud, gross negligence, bad faith, or willful misconduct, (as determined by a final non-appealable order, judgment, ruling, or decree of a court of competent jurisdiction). The Warrant Agent shall be liable under this Warrant Agreement only for its fraud, gross negligence, bad faith, or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), for which the Warrant Agent is not entitled to indemnification under this Warrant Agreement. Notwithstanding anything contained herein to the contrary, except to the extent arising from fraud, gross negligence, bad faith, or willful misconduct of the Warrant Agent (in each case, as finally determined by a judgment of a court of competent jurisdiction), the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the 12 months immediately preceding the event for which recovery from Warrant Agent is being sought (which such term shall survive the termination or removal of the Warrant Agent). The Warrant Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Warrants. The Warrant Agent shall not incur any liability for not performing any act, duty, obligation, or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder, or failure of any means of communication, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, or labor difficulties).
Section 6.9Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit, or legal proceeding or to take any other action likely to involve expense unless the Company or any Warrantholder shall furnish the Warrant Agent with reasonable indemnity (as determined by the Warrant Agent) for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take (or not take) such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. The Warrant Agent shall, as soon as commercially practicable, notify the Company and each Warrantholder in writing of any claim made or action, suit, or proceeding instituted against it arising out of or in connection with this Warrant Agreement.

Section 6.10Actions as Agent.
(a)The Warrant Agent shall act under this Warrant Agreement solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions of this Warrant Agreement. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement or of the Warrant Certificates, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement or in the Warrant Certificates. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in the absence of bad faith in connection with this Warrant Agreement except for its own fraud, gross negligence, bad faith, or willful misconduct (as determined by a final non-appealable order, judgment, ruling, or decree of a court of competent jurisdiction). Notwithstanding anything in this Warrant Agreement to the contrary, except to the extent arising from fraud, gross negligence, bad faith, or willful misconduct of the Warrant Agent (in each case, as finally determined by a judgment of a court of competent jurisdiction), in no event will the Warrant Agent be liable for special, indirect, incidental, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Warrant Agent has been advised of the possibility of such loss or damage. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents, or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or the Warrantholders resulting from any such act, default, neglect, or misconduct, absent fraud, gross negligence, bad faith, or willful misconduct in the selection and continued employment thereof (each as determined by a final non-appealable order, judgment, ruling, or decree of a court of competent jurisdiction).
(b)The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act under this Warrant Agreement, be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates or any Warrant or as to whether the Warrant Shares will when issued be validly issued, fully paid, and non-assessable (except as to its countersignature on such Warrant Certificates) or as to the Exercise Price, the number of Warrant Shares a Warrant is exercisable for, or any adjustment thereof (except as instructed in writing by the Company). The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer, or deliver any Class A Common Stock or stock certificates or other securities or property upon the exercise of any Warrant or upon any adjustment pursuant to Article 4 or to comply with any of the covenants of the Company contained in Article 4.
(c)The Warrant Agent shall not (i) be liable for any recital or statement of fact contained in this Warrant Agreement or in the Warrant Certificates or for any action taken, suffered, or omitted by it in the absence of bad faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Warrant Agreement or in the Warrant Certificates, (iii) be liable for any act or omission in connection with this Warrant Agreement except for its own fraud, gross negligence, bad faith, or willful misconduct (as determined by a final non-appealable order, judgment, ruling, or decree of a court of competent jurisdiction), or (iv) be subject to, nor be required to comply with, or determine if any Person has complied with, the Warrants or any other agreement between or among the parties hereto, even though reference thereto may be made in this Warrant Agreement, or to comply with any notice, instruction, direction, request, or other communication, paper, or document other than as expressly set forth in this Warrant Agreement.
(d)The Warrant Agent is authorized to accept and protected in accepting instructions with respect to the performance of its duties under this Warrant Agreement by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in the absence of bad faith in accordance with the instructions in any Company Order.

Section 6.11Appointment and Acceptance of Agency. The Company appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions set forth in this Warrant Agreement and in the Warrant Certificate or as the Company and the Warrant Agent may later agree. By their acceptance of a Warrant Certificate evidencing Warrants, the Warrantholders agree to be bound by such terms and conditions.
Section 6.12Successors and Assigns.
(a)All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns under this Warrant Agreement. The Warrant Agent may assign this Warrant Agreement or any rights and obligations under this Warrant Agreement, in whole or in part, to an Affiliate of such Warrant Agent with the prior written consent of the Company. Notwithstanding the foregoing, the Warrant Agent may make such an assignment without consent of the Company to any successor to the Warrant Agent by consolidation, merger, or transfer of its assets, in each case, subject to the terms and conditions of this Warrant Agreement.
(b)So long as Warrants remain outstanding, the Company will not enter into any transaction that would result in a Change of Control unless the Successor Company shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Warrant Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 4.13. Upon the consummation of such Change of Control Transaction, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Warrant Agreement with the same effect as if such Successor Company had been named as the Company herein.
Section 6.13Notices. Any notice or demand authorized by this Warrant Agreement to be given or made to the Company after the Closing Date shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) or electronic mail (so long as the relevant computer record includes a successful transmission or no failure message is generated), as follows:
UWM Holdings Corporation
585 South Boulevard E.
Pontiac, MI 48341
Attention:    Matthew Roslin
Email:    mroslin@uwm.com
with a copy (which shall not constitute notice) to:
Greenberg Traurig, LLP
401 E Las Olas Blvd, Ste 2000
Ft. Lauderdale, FL 33062
Attention:    Kara L. MacCullough, Esq,
Email:    macculloughk@gtlaw.com
Any notice or demand pursuant to this Warrant Agreement to be given by the Company or by any Warrantholder to the Warrant Agent shall be sufficiently given if sent in the same manner as notices or demands are to be given or made to or on the Company (as set forth above), except email and facsimile, to the Warrant Agent at the office maintained by the Warrant Agent (the “Warrant Agent Office”) as follows (until another address is filed in writing by the Warrant Agent with the Company, which other address shall become the address of the Warrant Agent Office for the purposes of this Warrant Agreement):
Equiniti Trust Company, LLC
28 Liberty Street, Floor 53
New York, NY 10005
Attention: Reorg Department - Warrants
Email: ReorgWarrants@equiniti.com
If the Warrant Agent shall receive any notice or demand addressed to the Company by a Warrantholder, the Warrant Agent shall, as promptly as practicable, forward such notice or demand to the Company.
Section 6.14Applicable Law; Jurisdiction.
(a)All issues and questions concerning the application, construction, validity, interpretation, and enforcement of this Warrant Agreement and the exhibits and schedules to this Warrant Agreement (including the Warrant Certificates, if any) or any other matter arising out of or in connection with this Warrant Agreement, the transactions contemplated by this Warrant Agreement, or the legal relationship among the parties, whether in contract, tort, or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(b)Any and all suits, legal actions, or proceedings arising out of this Warrant Agreement and the Warrants (including against any officer of the Company) shall be brought solely in any of the courts of the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York (the “Chosen Court”). Each of the parties of this Warrant Agreement submits to and accepts the exclusive jurisdiction of the Chosen Court for the purpose of such suits, legal actions, or proceedings. In any such suit, legal action, or proceeding, each party waives personal service of any summons, complaint, or other process. Each party also agrees that service may be made by certified or registered mail directed to it at its address set forth in the books and records of the Company. To the fullest extent permitted by law, each party irrevocably waives any objection which it may now or after the Closing Date have to the laying of venue or any such suit, legal action, or proceeding in the Chosen Court. Each party further waives any claim that any suit, legal action, or proceeding brought in the Chosen Court has been brought in an inconvenient forum. Each of the parties agrees that the exclusive choice of forum set forth in this Section 6.14 does not prohibit the enforcement of any judgment obtained in that forum or any other appropriate forum. Nothing set forth in this Section 6.14 affects the right to serve process in any other matter permitted by law.
Section 6.15Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS WARRANT AGREEMENT OR A WARRANT CERTIFICATE EVIDENCING A WARRANT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION, OR ENFORCEMENT OF THIS WARRANT AGREEMENT OR A WARRANT CERTIFICATE EVIDENCING A WARRANT.
Section 6.16Specific Performance. Each of the Company and the Warrant Agent acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant Agreement would give rise to irreparable harm to the other party to this Warrant Agreement for which monetary damages would not be an adequate remedy and agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party to this Warrant Agreement and the Warrantholders shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction without the necessity of proving the inadequacy of money damages as a remedy or without the necessity of posting a bond. All such remedies shall be cumulative, non-exclusive and may be exercised concurrently. No party shall oppose the granting of equitable relief on the basis that (a) there is adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity.
Section 6.17Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions of this Warrant Agreement is intended, or shall be construed, to confer upon, or give to, any Person other than the parties to this Warrant Agreement and the Warrantholders any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement of this Warrant Agreement, and all covenants, conditions, stipulations, promises, and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties to this Warrant Agreement, and their respective successors and permitted assigns, and the Warrantholders. By acceptance of a Warrant Certificate, each Warrantholder agrees to all of the terms and provisions of this Warrant Agreement applicable to a Warrantholder.
Section 6.18Registered Warrantholder. Every Warrantholder, by accepting a Warrant Certificate, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant Certificate that, prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrant Certificates are registered in the Warrant Register as the absolute owner of the Warrants evidenced by such Warrant Certificate for all purposes whatever (notwithstanding any notation of ownership or other writing on such Warrant Certificate made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to, or interest in, any Warrant Certificates or any Warrants evidenced by such Warrant Certificates on the part of any other Person and shall not be liable for any registration of transfer of Warrant Certificates that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation in such registration or transfer amounts to bad faith.
Section 6.19Headings. The Article and Section headings are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation of this Warrant Agreement.
Section 6.20Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. A signed copy of this Warrant Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant Agreement.
Section 6.21Entire Agreement. This Warrant Agreement and any Warrant Certificate constitute the entire agreement of the Company, the Warrant Agent, and the Warrantholders with respect to the subject matter of this Warrant Agreement and supersede all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent, and the Warrantholders with respect to the subject matter of this Warrant Agreement. In the event of an inconsistency between the terms of the Warrant and the Warrant Agreement, the terms of the Warrant Agreement shall prevail. The Company shall not amend any provisions of the Warrant Certificate without the prior consent of the Warrant Agent, which consent shall not be unreasonably withheld, conditioned, or delayed.
Section 6.22Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement; provided that if such invalidated provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

Section 6.23Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public Warrantholder information, which are exchanged or received pursuant to the negotiation or the performance of this Warrant Agreement, including the fees for services set forth in the attached schedule, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).
Section 6.24Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemic, pandemic, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
Section 6.25Survival. Notwithstanding the expiration of any Warrant at the Expiration Time, (a) any rights or obligations of the parties hereto (including any Warrantholder) that have accrued prior to the Expiration Time, including any claims for breach of this Warrant Agreement arising from acts or omissions occurring prior to the Expiration Time, and (b) the provisions of this Warrant Agreement that by their nature are intended to survive (including, without limitation, Sections 1.1, 5.3, 5.4, 6.13, 6.14, 6.15, 6.16, 6.17, 6.19, 6.22 and this Section 6.25) shall survive the Expiration Time and the expiration or cancellation of the Warrants and shall remain in full force and effect thereafter.
Section 6.26Representations and Warranties of the Company. The Company represents and warrants to the Warrantholders that, as of the date hereof, (a) it has the corporate power and authority to execute this Warrant Agreement and consummate the transactions contemplated by this Warrant Agreement, (b) there are no statutory or contractual preemptive rights or rights of first refusal with respect to the issuance of any Warrants, and (c) the execution and delivery by the Company of this Warrant Agreement and the issuance of the Class A Common Stock upon exercise of any Warrant do not and shall not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge, or encumbrance upon the Company’s Capital Stock or other equity or voting interest or assets pursuant to, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption, or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Company’s Certificate of Incorporation or Bylaws or, to the Company’s knowledge, any Law in effect as of the date of this Warrant Agreement to which the Company is subject, or, to the Company’s knowledge, any agreement, instrument, order, judgment, or decree to which the Company is subject as of the date of this Warrant Agreement, except for any such authorization, consent, approval, notice, or exemption required under applicable securities laws or as have been received.
Section 6.27Representations and Warranties of the Warrantholders. Each Warrantholder, by accepting any Warrant, represents and warrants to the Company that it agrees to be bound by the terms of this Warrant Agreement, including the restrictions on Transfers contained herein
[Signature Pages Follow]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties to this Warrant Agreement as of the date first above written.
UWM HOLDINGS CORPORATION
By: /s/ Rami Hasani
Name: Rami Hasani
Title: Executive Vice President, Chief Financial Officer

EQUINITI TRUST COMPANY, LLC
By: /s/ Michael Legregin
Name: Michael Legregin
Title: Senior Vice President, Corporate Actions Relationship Management & Operation

[UWM Holdings Corporation – Warrant Agreement]

EXHIBIT A
[Face of Warrant Certificate]
UWM HOLDINGS CORPORATION
WARRANT CERTIFICATE
EVIDENCING
CLASS A WARRANTS TO PURCHASE CLASS A COMMON STOCK
THIS WARRANT WAS ORIGINALLY ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.
THIS WARRANT AND THE CLASS A COMMON STOCK ISSUABLE UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE CLASS A WARRANT AGREEMENT, DATED AS OF AUGUST 5, 2026, BETWEEN UWM HOLDINGS CORPORATION AND EQUINITI TRUST COMPANY, LLC (THE “WARRANT AGREEMENT”). THIS WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE WARRANT AGREEMENT.
[UNLESS THIS GLOBAL WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY, THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL WARRANT CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

No. [    ]    [            ] Warrants
THIS CERTIFIES THAT, for value received, [                                          ], or its registered assigns, is the registered owner of the number of Warrants to purchase Class A Common Stock of UWM Holdings Corporation, a Delaware corporation (the “Company”, which term includes any of its successors under the Warrant Agreement), specified above, and is entitled, subject to and upon compliance with the provisions of this Warrant Certificate and of the Warrant Agreement, at such holder’s option, at any time when the Warrants evidenced by this Warrant Certificate are exercisable, to purchase from the Company one share of Class A Common Stock for each Warrant evidenced, at the purchase price of $6.00 per Class A Common Stock (as adjusted from time to time, the “Exercise Price”), payable in full at the time of purchase, the number of shares of Class A Common Stock into which, and the Exercise Price at which, each Warrant shall be exercisable each being subject to adjustment as provided in Article 4 of the Warrant Agreement.
Each Warrant evidenced hereby may be exercised by the holder of this Warrant Certificate at the Exercise Price then in effect on any Business Day from and after [the Stockholder Approval Date]1 [the Closing Date]2 until the Expiration Time (as defined on the reverse of this Warrant Certificate).
Subject to the provisions of this Warrant Certificate and of the Warrant Agreement, the holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by [providing notice to the Warrant Agent at the Corporate Agency Office a duly completed and executed Exercise Notice as to the number of Warrants being exercised and delivering such Warrants by book-entry transfer through the facilities of the Depositary, to the Warrant Agent in accordance with the Applicable Procedures and otherwise complying with Applicable Procedures in respect of the exercise of such Warrants]3 [surrendering to the Warrant Agent this Warrant Certificate at the Corporate Agency Office and delivering to the Warrant Agent and the Company a duly completed and executed Exercise Notice],4 together with payment in full to the Warrant Agent of (x) those applicable taxes and charges required to be paid by the holder of this Warrant Certificate pursuant to the terms of this Warrant Certificate and of the Warrant Agreement, if any, and (y) the aggregate Exercise Price as then in effect for each share of Class A Common Stock receivable upon exercise of each Warrant being submitted for exercise. Any such payment of the Exercise Price is to be by wire transfer in immediately available funds to such account of the Company at such banking institution as the Company shall have designated from time to time for such purpose.
Reference is made to the further provisions of this Warrant Certificate set forth on the reverse of this Warrant Certificate, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual, facsimile, or electronic signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced by this Warrant Certificate shall be exercisable.

1 Include only on Warrant Certificates issued to Permitted Holders
2 Include on all other Warrant Certificates issued to non-Permitted Holders
3 Include only on Global Warrant Certificates.
4 Include on all other non-Global Warrant Certificates.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed.
Dated: [        ]
UWM HOLDINGS CORPORATION
By:
Name:
Title:
ATTEST:
Countersigned:
Equiniti Trust Company, LLC, as Warrant Agent
By:
Authorized Agent

[Reverse of Warrant Certificate]
UWM HOLDINGS CORPORATION
WARRANT CERTIFICATE
EVIDENCING
CLASS A WARRANTS TO PURCHASE CLASS A COMMON STOCK
The Class A Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants of the Company to purchase Class A Common Stock (“Warrants”), initially issued under and in accordance with the Class A Warrant Agreement, dated as of August 5, 2026 (the “Warrant Agreement”), between the Company and Equiniti Trust Company, LLC, as warrant agent (the “Warrant Agent,” which term includes any of its successor permitted under the Warrant Agreement). The Warrant Agreement and all amendments to the Warrant Agreement are each referred to for a statement of the respective rights, limitations of rights, transfer restrictions, duties, and immunities of the Company, the Warrant Agent, the holders of Warrant Certificates, and the owners of the Warrants evidenced by such Warrant Certificates and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the holder of this Warrant Certificate. To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant Certificate and the Warrant Agreement, the terms of the Warrant Agreement will prevail.
Except as provided in the Warrant Agreement, including Section 6.25 of the Warrant Agreement, all outstanding Warrants shall expire and all rights of the holders of Warrant Certificates evidencing such Warrants shall terminate and cease to exist, as of the Expiration Time.
If fewer than all of the Warrants represented by a Warrant Certificate are exercised, [the Warrant Agent shall endorse the “Schedule of Decreases of Warrants” attached to the Global Warrant Certificate to reflect the Warrants being exercised]5 [such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company upon the written order of the holder of this Warrant Certificate upon the cancellation of this Warrant Certificate].6
The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. No fractions of a Class A Common Stock will be issued upon the exercise of any Warrant.
Upon surrender at the office of the Warrant Agent and payment of the charges specified in this Warrant Certificate and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the Transfer of this Warrant Certificate may be registered in whole or in part in authorized denominations to one or more designated transferees subject to the limitations contained in the Warrant Agreement. Any Warrant Certificates issued upon exchange or registration of Transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe or as may be prescribed by
5 Include only on Global Warrant Certificates.
6 Include on all other non-Global Warrant Certificates.

Law, the Company shall provide for the registration of Warrant Certificates and of Transfers or exchanges of Warrant Certificates. Issuance of Warrant Shares shall be made without charge for any documentary, stamp, or similar issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company. Notwithstanding the foregoing, the Company shall not be required (i) to pay any tax that may be payable in respect of a Transfer event, including the issuance and delivery of Warrant Shares in a name other than the name of the holder in which the Warrants are registered, or (ii) to effect a Transfer, including by issuing or delivering Warrant Shares, in the name other than that in which the Warrants were registered unless and until the Persons requesting the issuance or delivery of such Warrant Shares or other similar Transfer shall have paid to the Company the amount of such tax or shall have reasonably demonstrated that such tax has been paid.
Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner of such Warrant Certificate for all purposes, and neither the Company, the Warrant Agent, nor any such agent shall be affected by notice to the contrary.
With certain exceptions as provided in the Warrant Agreement, the Warrant Agreement permits the amendment of the Warrant Agreement and the modification of the rights and obligations of the Company and the rights of the holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Holder Majority.
Nothing contained in the Warrant Agreement or this Warrant Certificate shall be construed as conferring upon any Person, by virtue of holding or having a beneficial interest in a Warrant Certificate evidencing any Warrant, the right to receive any dividend or other distribution or otherwise exercise any rights as a stockholder of the Company, to the extent such dividend or other exercise of rights (or, if applicable, the relevant Record Date therefor) precedes the Close of Business on the Exercise Date with respect to the exercise of such Warrant. No holder shall have any right not expressly conferred under the Warrant Agreement or under, or by applicable Law with respect to, this Warrant Certificate held by such holder.
By accepting and holding Warrants, each Warrantholder acknowledges and agrees as follows: (i) in its capacity as a Warrantholder, the relationship of such Warrantholder to the Company is strictly contractual in nature and is not the relationship of a stockholder, other form of equity holder, or any similarly situated person to the Company; (ii) no fiduciary or similar duties of any kind or description are owed to any Warrantholder in its capacity as a Warrantholder; (iii) in furtherance of the foregoing (and not in limitation of the foregoing), no director or officer of the Company shall owe any duty of any kind (including any fiduciary duty) to any Warrantholder, in its capacity as a Warrantholder, including in connection with any act or failure to act, whether under this Warrant Agreement, the Warrant, or otherwise; and (iv) such Warrantholder shall not, and shall cause its Affiliates not to, bring, make, institute, or seek to bring, make, or institute, in the name of or on behalf of the Company, such Warrantholder, or any other Person, any claim or proceeding arising out of, or relating to, this Warrant Agreement or any Warrants against any director or officer of the Company directly or indirectly in connection with an alleged breach of such director’s or officer’s duties, including fiduciary duties.
This Warrant Certificate, each Warrant evidenced by this Warrant Certificate, and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of

New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
The Warrant Agreement provides that each Warrantholder or transferee of any Warrantholder shall provide the Warrant Agent with properly completed and duly executed IRS Form W-9 or the appropriate IRS Form W-8, as applicable.
All terms used in this Warrant Certificate which are defined in the Warrant Agreement and not otherwise defined herein shall have the meanings assigned to them in the Warrant Agreement. The terms of this Warrant Certificate are to be read in conjunction with the applicable terms of the Warrant Agreement. In the event of an inconsistency between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement shall prevail. The Company shall not amend any provisions of the Warrant Certificate without the prior consent of the Warrant Agent, not to be unreasonably withheld, conditioned, or delayed.

SCHEDULE A

SCHEDULE OF DECREASES IN WARRANTS

The following decreases in the number of Warrants evidenced by this Global Warrant Certificate have been made:

Date	Amount of decrease in number of Warrants evidenced by this Global Warrant Certificate	Number of Warrants evidenced by this Global Warrant Certificate following such decrease	Signature of authorized signatory][7]

7 Include only on Global Warrant Certificates.

EXHIBIT B
FORM OF ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers [        ] Warrants issued pursuant to that certain Class A Warrant Agreement, dated as of August 5, 2026 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Warrant Agreement”), by and between UWM Holdings Corporation (the “Company”) and Equiniti Trust Company, LLC (the “Warrant Agent”) to:

_________________________________________________________________________________
Name, Address, Zip Code, Telephone, Email, and Taxpayer Identification Number of Assignee
and irrevocably appoints:
_________________________________________________________________________________
Name of Agent
as its agent to transfer such Warrants on the books and records maintained by the Warrant Agent.
Dated: [        ]                    [TRANSFEROR]

By:
Name:
Title:
The Transferee has received and reviewed the Warrant Agreement, and agrees for the benefit of the Company to accept the assignment of the Warrants set forth herein and be bound by the terms and conditions of the Warrant Agreement.
Dated: [        ]                    [TRANSFEREE]

By:
Name:
Title:

EXHIBIT C
FORM OF EXERCISE NOTICE
UWM Holdings Corporation
585 South Boulevard E.
Pontiac, MI 48341
Attention:    Matthew Roslin
Email:    mroslin@uwm.com
Equiniti Trust Company, LLC
Re:    Class A Warrant Agreement, dated as of August 5, 2026 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Warrant Agreement”), between UWM Holdings Corporation (the “Company”) and Equiniti Trust Company, LLC, as warrant agent (the “Warrant Agent”)
The undersigned irrevocably elects to exercise the right to exercise [        ] Warrants and receive the consideration deliverable in exchange for such Warrants.
The undersigned shall tender payment of the Exercise Price for such Warrants in accordance with instructions received from the Warrant Agent.
Please check below if this exercise is contingent upon government filing or receipt of any government approval in accordance with Section 3.2(h) of the Warrant Agreement.
☐    This exercise is being made contingent upon government filing or receipt of any government approval. In the event that such filing shall not be made or approval shall not be obtained, then this exercise shall be deemed revoked.
THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT AND THE COMPANY, PRIOR TO THE EXPIRATION TIME. THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.
All capitalized terms used in this notice and not otherwise defined shall have the meanings set forth in the Warrant Agreement.
By:
Authorized Signature

Address:
Telephone:

Schedule 1
Fees

Acceptance Fee Monthly Warrant Administration Fee (per Warrant Issue)	$7,500.00 $500.00

EXCHANGE OF WARRANTS INTO COMMON SHARES
Per Manual Exercise of Warrants (until established on DTC WARR System)	$250.00
SPECIAL SERVICES
Services not included herein (including, without limitation, trustee and custodial services, exchange/tender offer services and stock dividend disbursement services) but requested by the Company may be subject to additional charges.
OUT-OF-POCKET EXPENSES
All customary out-of-pocket expenses will be billed in addition to the foregoing fees. These charges include, but are not limited to, printing and stationery, freight and materials delivery, postage and handling.
The foregoing fees apply to services ordinarily rendered by the Warrant Agent and are subject to reasonable adjustment based on final review of documents.
The Company shall reimburse the Warrant Agent for all reasonable and documented expenses incurred by The Warrant Agent (including, without limitation, reasonable and documented fees and disbursements of counsel) under this Warrant Agreement (the “Expenses”); provided, however, that the Warrant Agent reserves the right to request advance payment for any out-of-pocket expenses. The Company agrees to pay all fees and expenses within thirty (30) days following receipt of an invoice from the Warrant Agent. If the Company fails to pay the fees and expenses when due, in addition to all other remedies available hereunder or at law, all such payments shall bear interest at a rate that is the lesser of (i) 2.5% per month on the basis of a 365-day year and (b) the highest rate permissible under applicable law, subject to a $50 minimum.
During each twelve-month period of the term of the engagement under the Warrant Agreement, the Warrant Agent may adjust the Service Fees by up to the annual percentage of change in the latest Consumer Price Index of All Urban Consumers United States City Average, as published by the U.S. Department of Labor, Bureau of Labor Statistics, plus three percent (3%). Further, Equiniti may adjust the Service Fees to reflect cost increases due to (i) changes mandated by legal or regulatory requirements, or (ii) additional services requested by the Company that are not ordinarily provided by Equiniti to its customers generally without charging fees.